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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to our report dated October 3, 1994 on the financial statements and financial statement schedules of DVI, Inc., filed as part of the Annual Report on Form 10-K for the year ended June 30, 1994, being considered as including the amendments to such financial statements and schedules included in Amendment No. 1 to such Annual Report.


/s/ Deloitte & Touche LLP
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Costa Mesa, California
June 15, 1995